SECOND AMENDED AND RESTATED BYLAWS

OF

FIRST CONNECTICUT BANCORP, INC.

February 23, 2016

AMENDED AND RESTATED BYLAWS
OF
FIRST CONNECTICUT BANCORP, INC.

ARTICLE I – STOCKHOLDERS

1.            Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date and at such time as the Board of Directors shall each year fix.  Failure to hold an annual meeting does not invalidate First Connecticut Bancorp, Inc.'s (the "Corporation") existence or affect any otherwise valid corporate act.

2.            Special Meetings.  Special meetings of stockholders of the Corporation may be called by the Chairman, President or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the "Whole Board").  Special meetings of the stockholders shall be called by the Corporate Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.  Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting, and shall be delivered at the principal office of the Corporation addressed to the President or the Corporate Secretary.  The Corporate Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting.  The Board of Directors shall have the sole power to fix (i) the record date for determining stockholders entitled to request a special meeting of stockholders and the record date for determining stockholders entitled to notice of and to vote at the special meeting and (ii) the date, time and place of the special meeting and the means of remote communication, if any, by which stockholders and proxy holders may be considered present in person and may vote at the special meeting.

3.            Notice of Meetings; Adjournment.  Not less than 10 nor more than 90 days before each stockholders' meeting, the Corporate Secretary shall give notice of the meeting in writing or by electronic transmission to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting.  The notice shall state the time and place of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting, and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting.  Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder's residence or usual place of business, mailed to the stockholder at his or her address as it appears on the records of the Corporation, or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions.  If the Corporation has received a request from a stockholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the stockholder by electronic transmission.  Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if such person, before or after the meeting, delivers a written waiver or waiver by electronic transmission which is filed with the records of the stockholders' meetings, or is present at the meeting in person or by proxy.

A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date.  At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

As used in these Amended and Restated Bylaws (the "Bylaws"), the term "electronic transmission" shall have the meaning given to such term by Section 1-101(l) of the Maryland General Corporation Law (the "MGCL") or any successor provision.

4.            Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect to the provisions of Article 5 of the Corporation's Articles of Incorporation), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy (after giving effect to the provisions of Article 5 of the Corporation's Articles of Incorporation) shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

5.            Organization and Conduct of Business.  The Chairman of the Board of Directors or, in his or her absence the Lead Director or, in his or her absence, such person as may be chosen by the Board of Directors, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Corporate Secretary or Assistant Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

6.            Advance Notice Provisions for Business to be Transacted at Annual Meetings and Elections of Directors.

(a)            At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) as specified in the Corporation's notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who: (1) is a stockholder of record on the date such stockholder gives the notice provided for in this Section 6(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting; and (2) complies with the notice procedures set forth in this Section 6(a).  For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the immediately preceding sentence, the stockholder must have given timely notice thereof in writing to the Corporate Secretary of the Corporation and such business must otherwise be a proper matter for action by stockholders.  To be timely, a stockholder's notice must be delivered or mailed to and received by the Corporate Secretary of the Corporation at the principal executive office of the Corporation not less than 30 days nor more than 60 days prior to any such meeting; provided, however, that if less than 60 days' notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice shall be delivered or mailed to and received by the Corporate Secretary of the Corporation at the principal executive office of the Corporation not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

A stockholder's notice to the Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(a).  The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(a) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation's notice of the meeting.

(b)            Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (1) is a stockholder of record on the date such stockholder gives the notice provided for in this Section 6(b) and on the record date for the determination of stockholders entitled to vote at such meeting, and (2) complies with the notice procedures set forth in this Section 6(b).  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Corporate Secretary of the Corporation.  To be timely, a stockholder's notice shall be delivered or mailed to and received by the Corporate Secretary of the Corporation at the principal executive office of the Corporation not less than 30 days nor more than 60 days prior to any such meeting; provided, however, that if less than 60 days' notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Corporate Secretary of the Corporation not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

A stockholder's notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person's qualification to serve on the Board of Directors of the Corporation; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of these Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 6(b).  The chairman of the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(c)            For purposes of subsections (a) and (b) of this Section 6, the term "public disclosure" shall mean disclosure (i) in a press release reported by a nationally recognized news service, (ii) in a document publicly filed or furnished by the Corporation with the U.S. Securities and Exchange Commission or (iii) on a website maintained by the Corporation.  The timely notice requirements provided in subsections (a) and (b) of this Section 6 shall apply to all stockholder nominations for election as a director and all stockholder proposals for business to be conducted at an annual meeting regardless of whether such proposal is submitted for inclusion in the Corporation's proxy materials pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act.

7.            Proxies and Voting.  A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder's authorized agent signing the writing or causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as the proxy to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for as long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

Unless the Articles of Incorporation of the Corporation provide for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Articles of Incorporation, all other matters shall be determined by a majority of the votes cast.

8.            Control Share Acquisition Act.  Notwithstanding any other provision of the Articles of the Corporation or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 8 may be repealed by a majority of the Whole Board, in whole or in part, at any time, whether before or after an acquisition of Control Shares (as defined in Section 3-701(d) of the MGCL, or any successor provision) and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent Control Share Acquisition (as defined in Section 3-701(d) of the MGCL, or any successor provision).

9.            No Cumulative Voting.  Each holder of shares of common stock shall be entitled to one vote for each share held by such holder. No holder of such shares shall be entitled to cumulative voting for any purpose, including, but not limited to, the election of directors.

ARTICLE II - DIRECTORS

1.            Powers of Directors. The Corporation's operations shall be under the direction of the Board of Directors. The Board of Directors is empowered to authorize the Corporation to be engaged in any activity that may be exercised or performed by the Corporation under laws of the State of Maryland, the Articles of Incorporation and these Bylaws. The Board of Directors shall be empowered to make rules and regulations essential to the performance of its duties of caring for and overseeing the property and affairs of the Corporation, to elect or appoint such officers and committees as it may deem necessary for the business of the Corporation and to prescribe their duties, to fix (or delegate to committee or executives to fix) the compensation of the directors, officers and employees of the Corporation, to declare dividends, to prescribe the rate, method of computation and time of payment of such dividends and to take or to prescribe the taking of such other action as may be necessary to the performance of its duties. The Board of Directors shall have a Lead Director who shall be an independent director in accordance with applicable stock listing rules. The powers and responsibilities of the Lead Director shall be established and modified from time to time at the discretion of the Board of Directors.

2.            Number and Election. The Board of Directors shall consist of at least six (6) directors but no more than twelve (12) directors, with the precise number of directors to be fixed, changed, and reestablished from time to time as only the Board of Directors may by resolution determine, by virtue of the Corporation's election made hereby to be governed by Section 3-804(b) of the MGCL; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force. Directors shall be elected by the stockholders at the annual meeting or at any special meeting called for the election of directors, and it shall not be a qualification of office that the directors be stockholders of the Corporation.  Each director shall hold office for the term for which he or she is elected and until his or her successor, if any, has been elected and qualified except that a Director shall cease to be in office upon his or her death, resignation, retirement, disqualification, removal, or court order decreeing that he or she is no longer a Director in office.

3.            Classification.  The Board of Directors shall be classified, with respect to the time for which they severally hold office, into three classes as nearly equal in number as reasonably practicable, with the directors in each class to hold office until their successors, if any, are elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that no change in the number of directors shall affect the term of any Director then in office.

4.            Term of Office.  At each annual meeting of the stockholders of the Corporation, the directors whose terms expire at the meeting (or their successor nominees or nominees for new directorships) shall be elected to hold office for terms expiring at the later of the annual meeting of the stockholders held in the third year following the year of their election or the election and qualification of the successors, if any, to such class of directors (except to the extent re-classification pursuant to Section 3 requires a shorter term).

5.            Vacancies and Newly Created Directorships. By virtue of the Corporation's election made hereby to be subject to Section 3-804(c) of the MGCL, any vacancies in the Board of Directors resulting from an increase in the size of the Board of Directors or the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

6.            Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

7.            Special Meetings.  Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number), by the Chairman of the Board or by the Lead Director, and shall be held at such place, on such date, and at such time as they, or he or she, shall fix. Notice of the place, date, and time of each such special meeting shall be given each Director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile transmission or electronic transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.  Any special meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

8.            Quorum.  At any meeting of the Board of Directors, a majority of the directors then constituting the Board of Directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.  The act of a majority of the Directors present at a meeting at which a quorum is present at the time of the act shall be the act of the Board of Directors.

9.            Participation in Meetings By Conference Telephone. Subject to the requirements of this paragraph, a Director or member of a committee of the Board of Directors may participate in a meeting of the Board of Directors or of a Board Committee by means of a conference telephone or similar communications equipment enabling all Directors participating in the meeting to hear one another, and participation in such a meeting shall constitute presence in person at such meeting.  The Board may from time to time adopt a policy with respect to permissible remote participation practices.

10.            Conduct of Business; Action Without Meeting.  At any meeting of the Board of Directors, the Chairman or, in his or her absence, the Lead Director, shall preside.  Business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or in the Articles of Incorporation or as required by law. Action may be taken by the Board of Directors or a Committee or subcommittee thereof without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

11.            Qualifications.  The Board of Directors, or a committee thereof, may from time to time adopt policies or rules as to the qualifications of directors.

12.            Executive and Non-Management Sessions.  The independent directors on the Board of Directors shall meet from time to time in executive sessions in connection with regularly scheduled Board of Directors meetings. Such executive sessions shall occur at least twice each calendar year in accordance with Nasdaq Listing Rules. The term "independent directors" shall have the meaning prescribed to it in the Nasdaq Listing Rules. Non-management members of the Board of Directors may also meet from time to time in non-management sessions. Executive and non-management sessions shall be called in such manner by such person(s) as determined from time to time by the Board of Directors.

13.            Waiver of Notice. Whenever notice is required to be given with respect to any meeting of the directors, a written waiver of notice signed by the Director(s) so entitled, whether before or after the time stated therein, and filed with the Corporate Secretary, shall be equivalent to the giving of such notice. In addition, if any Director is present at any meeting of the directors, he or she shall be deemed to have waived notice of such meeting unless he or she protests the lack of notice at the commencement of the meeting.

14.            Voting.  At meetings of the Board of Directors, each director shall have one vote on each matter presented at that meeting, subject to rules regarding the votes of independent directors.

15.            Removal of Directors.  By virtue of the Corporation's election made hereby to be subject to Section 3-804(c) of the MGCL, a director may only be removed, for cause only, by two-thirds of all of the shares of the stock entitled to vote at the meeting.

16.            Resignation and Retirement.  Any Director may resign at any time by sending a written notice of such resignation to the main office of the Corporation addressed to the Chairman of the Board of Directors, the President and/or Chief Executive Officer or the Corporate Secretary. Unless the resigning Director otherwise specifies in the notice of resignation, such resignation shall take effect upon receipt of such notice by the Chairman of the Board of Directors, the President and/or Chief Executive Officer or the Corporate Secretary.  Directors shall automatically be deemed to have retired without the need for any additional action by the Corporation or the affected Director at the first annual meeting of shareholders next following the date when a director attains the age of seventy-four (74) years.

17.            Committees.  The Board of Directors may, by resolution adopted by a majority of the directors, designate one or more committees, each committee to consist of three (3) or more directors elected by the Board of Directors. The Board of Directors may elect one or more directors as alternate members of any such committee, who may take the place of any absent member or members at a meeting of such committee.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise specified in the resolution of the Board of Directors designating the committee, the majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of the majority of the members of the committee present at any meeting of which there is a quorum shall be the act of the committee. Each such committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

18.            Executive Committee. The Board of Directors may, by resolution adopted by a majority of the directors, designate not less than three (3) nor more than five (5) directors, consisting of at least the Chairman of the Board of Directors and the President, to constitute an Executive Committee. The Executive Committee, if any, shall meet at such times as it shall determine, and meetings shall be called by the Board of Directors or the President of the Corporation. The President of the Corporation shall serve as the Chair of the Executive Committee, if any, and shall preside over all meetings of the Executive Committee. The Executive Committee, if formed, shall have general supervision of the affairs of the Corporation to the extent not exercised by, or reserved by law to, the full Board of Directors. The Executive Committee may formulate and recommend to the Board of Directors for approval general policies regarding the management of the business and affairs of the Corporation. The designation of the Executive Committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any member of it of any responsibility imposed by law. The Board of Directors shall have the power at any time to increase or decrease the number of members of any Executive Committee, to fill vacancies on it, to remove any member of it, and to change its functions or terminate its existence.

Meetings of the Executive Committee, if any, regular or special, may be held either inside or outside the United States. Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be determined by the Executive Committee. Special meetings of the Executive Committee shall be held at the call of any member of the Executive Committee upon two (2) days' prior notice to all of the other members of the Executive Committee. Attendance of any member of the Executive Committee at any meeting of the Executive Committee shall constitute a waiver of notice of the meeting. The Executive Committee shall keep minutes of its acts and proceedings which shall be submitted to the full Board of Directors at the next succeeding meeting of the Board of Directors for approval; but failure to submit or to receive approval of such minutes shall not invalidate any action taken upon an authorization contained in them. A majority of the Executive Committee shall be necessary to constitute a quorum for the transaction of any business. The acts of a majority of the members present at a meeting at which a quorum is present shall be the acts of the Executive Committee.

19.            Audit Committee. The Board of Directors shall, by resolution adopted by a majority of the directors, designate not less than three (3) directors to constitute an Audit Committee, all of whom shall be independent in accordance with applicable federal securities laws and stock listing rules, subject to such transition rules as may apply. At least one (1) member shall be a financial expert in accordance with applicable federal securities law and any applicable stock listing rules, or disclosure of the lack of a financial expert of the Audit Committee must be made in accordance with applicable securities disclosure rules.  The Audit Committee shall, annually, cause an audit to be made of the financial statements of the Corporation by certified public accountants selected by the Audit Committee in accordance with the Maryland General Corporation Law and federal securities laws.  The results of such audits shall be reviewed by the Audit Committee, and if deemed acceptable by the Audit Committee, shall be recommended for acceptance by the Board of Directors. The Audit Committee may perform such other functions as are customarily discharged by audit committees of similar institutions.

20.            Compensation Committee. The Board of Directors shall, by resolution adopted by a majority of the directors, designate not less than three (3) directors to constitute a Compensation Committee, all of whom shall be independent in accordance with applicable federal securities laws and stock listing rules, subject to transition rules as may apply.  The Compensation Committee shall determine executive compensation and perform such other functions as are customarily discharged by compensation committees of similar institutions.

21.            Governance Committee. The Board of Directors shall, by resolution adopted by a majority of the directors, designate not less than three (3) directors to constitute a Governance Committee, all of whom shall be independent in accordance with applicable federal securities laws and stock listing rules, subject to such transition rules as may apply.  The principal function of the Governance Committee shall be to consider and recommend to the full Board of Directors nominees for directors of the Corporation. The Governance Committee shall also be responsible for reporting and recommending from time to time to the Board of Directors matters relative to corporate governance. In lieu of this Committee, these functions can be served by the directors who are independent meeting as a group.

22.            Other Committees.  The Board of Directors may by resolution establish other committees as it may determine to be necessary or appropriate for the conduct of business of the Corporation and may prescribe the duties, constitution and procedures thereof.

23.            Compensation.  Board members may receive such reasonable compensation in the form of cash, equity or a combination thereof for their services as they may determine from time to time.  Such compensation may be in the form of retainers, per meeting compensation, a combination of the foregoing or otherwise as deemed appropriate and reasonable.  Such compensation may vary depending on the role played by individual directors (e.g., chairs may receive additional compensation).

ARTICLE III - OFFICERS

1.            Officers.  The officers shall consist of a Chairman of the Board of Directors, President and/or Chief Executive Officer (who may be the same person as the Chairman), Treasurer and/or Chief Financial Officer, Chief Accounting Officer (if different), Corporate Secretary, Assistant Corporate Secretary, one or more Vice Presidents, and such other officers or assistant officers as the Board of Directors may from time to time appoint. The Board of Directors may appoint one or more Executive Vice President(s), Senior Vice President(s) or other officers above the level of Vice President.  The President of the Bank may also appoint one or more Vice Presidents or any other officer below the level of Vice President.  Any two or more principal offices may be held by the same person. If the Chairman is also the President and Chief Executive Officer, the Board of Directors shall also elect a Lead Director, who shall serve in accordance with such guidelines as the Board of Directors may from time to time approve.

2.            General Authority and Duties.  All officers and agents of the Corporation shall have such authority and perform such duties in the management of the Corporation as may be permitted in the Maryland General Corporation Law, provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.  In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices and as directed by or through the President and/or Chief Executive Officer.

3.            Appointment and Term of Office. The officers shall be appointed annually by the Board of Directors at its annual organization meeting or as soon thereafter as conveniently possible or at such other times as the Board of Directors deems necessary.  Each officer shall hold office until his successor, if any, is chosen and qualified, or until his death, his resignation, his retirement or his removal, whichever event shall first occur. Notwithstanding the foregoing, each officer shall hold office at the discretion of the Board of Directors and appointment of an officer or agent shall not of itself create any contractual rights. Any officer or agent may resign at any time by giving written notice to the Board of Directors, the President or the Corporate Secretary or Assistant Corporate Secretary. The resignation shall take effect at the time specified in the notice, and, unless otherwise specified in it, acceptance of the resignation shall not be necessary to make it effective.

4.            Chairman of the Board of Directors. The Chairman of the Board of Directors shall be chosen from among the directors, shall preside at all meetings of the Board of Directors and Executive Committee, if present, and shall, in general, perform all duties incident to the office of Chairman of the Board of Directors and such other duties as may be assigned to him or her by the Board of Directors.  The Chairman of the Board of Directors and the President and/or Chief Executive Officer may be the same person.

5.            President and/or Chief Executive Officer. The President and/or Chief Executive Officer shall have active executive management of the operations of the Corporation, subject, however, to the control of the Board of Directors and the Executive Committee, and to the restrictions or limitations imposed by any applicable rules, regulations or contractual provisions. The President or Chief Executive Officer shall preside at all meetings of the stockholders, and of the Board of Directors when the Chairman of the Board of Directors is not present.  In the event that the Board of Directors appoints both a President and Chief Executive Officer and the person holding such offices are not the same, the Chief Executive Officer shall have the powers of the President as set forth in these Bylaws and the President shall report to the Chief Executive Officer and have such powers and duties as prescribed by the Board of Directors and the Chief Executive Officer from time-to-time..

6.            Corporate Secretary and Assistant Corporate Secretary. The Corporate Secretary or Assistant Corporate Secretary shall keep or cause to be kept in a secure medium the minutes of the meetings of the stockholders and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records; and, in general, shall perform all duties incident to the office of the Corporate Secretary or Assistant Corporate Secretary and such other duties as may be assigned to him or her by the Board of Directors or the President and/or Chief Executive Officer.

7.            Treasurer or Chief Financial Officer. The Treasurer or the Chief Financial Officer of the Corporation shall be responsible for all monetized property of the Corporation and shall, or shall cause, the deposit and/or investment of all such funds as he/she determines to be prudent and in accordance with applicable law; and, in general, shall perform all the duties incident to the office of Treasurer or Chief Financial Officer and such other duties as may be assigned to him/her by the Board of Directors or the President and/or Chief Executive Officer.

8.            Other Officers.  Other officers, if any, shall have the powers and perform such duties incident to the respective offices that they hold and as from time to time may be prescribed by statute, these Bylaws, the Board of Directors and the President.

ARTICLE IV - LIABILITY LIMITATION AND INDEMNIFICATION

1.            Limitation of Liability. The liability of directors shall be limited as provided in the Articles of Incorporation of the Corporation.

2.            Indemnification. The Corporation shall indemnify its directors, officers, employees and agents as provided in the Articles of Incorporation of the Corporation.

3.            Advances. Expenses that may be indemnifiable under this Article and that are incurred in defending an action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in accordance with the provisions of the Maryland General Corporation Law, as amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such Act permitted the Corporation to provide prior to such amendment), upon agreement by or on behalf of the Director, officer, employee, agent, or the shareholders to repay such amount if he or she is later found not entitled to be indemnified by the Bank.

4.            Non-exclusivity. The foregoing rights of indemnification shall in no way be exclusive of any other rights of indemnification to which any person may be entitled and shall inure to the benefit of the heirs, executors and administrators of such person. Any such right of indemnification shall be consistent with the laws of the State of Maryland.

ARTICLE V – STOCK

1.            Certificates. Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number of shares owned and designating the class of stock to which such shares belong, which shall otherwise be in such form as the Board of Directors shall prescribe; provided that the Board of Directors may provide by resolution or resolutions that some or all of any classes of stock shall be uncertificated shares. No authorization of uncertificated shares shall affect previously issued and outstanding shares represented by certificates until such certificates shall have been surrendered to the Corporation. Stock represented by a certificate shall set forth upon the face of the certificate as at the time of issue, the name of the Corporation, a statement that the Corporation is organized under the laws of the State of Maryland, the name of the person to whom issued, the number, class, and designation of series, if any, of shares or units represented thereby, and the par value of each share; and each certificate shall be signed by the President, an Executive Vice President, or a Senior Vice President, and by the Corporate Secretary, Assistant Corporate Secretary or the Treasurer, and shall be sealed with the seal of the Corporation or a facsimile thereof; provided that the certificate shall also contain such other recitals as may from time to time be required by law. The signatures of any officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of its issue. Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, any certificates representing shares of any such class or series shall set forth thereon the statements prescribed by the law of Maryland. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on any certificate representing such shares.

2.            Transfer. Subject to the restrictions on transfer and ownership of securities, and unless otherwise provided by the Board of Directors, transfers of stock, if such stock is certificated, shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 3 of Article VI of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate or uncertificated shares are issued therefor. All surrendered certificates properly endorsed shall be marked "cancelled" with the date of cancellation and a notation of cancellation shall be made in the stockholder book. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, the Corporation shall cancel the uncertificated shares and issue new equivalent uncertificated shares or certificated shares to the stockholder entitled thereto. Such transfers of stock shall be recorded on the books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Any or all of the signatures required by this Section may be made by facsimile.  Prior to due presentment for registration of transfer of a certificate, the Corporation may treat the registered owner of such certificate as the person exclusively entitled to vote, receive notifications and distributions, and otherwise to exercise all the rights and powers of the shares represented by such certificate.

3.            Lost Certificates. The Corporation may issue a new certificate of stock in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require a stockholder, in such case, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction or any such certificate or the issuance of any such new certificate.

4.            Endorsement of Stock Certificates. Subject always to the specific directions of the Board of Directors, any shares of stock issued by any corporation and owned by the Corporation (including reacquired shares of stock of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or such other officer as may designated by the Corporation, and his or her signature shall be attested by the signature of the Corporate Secretary or Assistant Corporate Secretary.  Electronic and facsimile signatures are permitted to be used in the endorsement of stock certificates.

5.            Stock Ledger.   The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds.  The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock or, if none, at the principal executive office of the Corporation.

ARTICLE VI – MISCELLANEOUS

1.            Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors, a committee thereof, or the President and/or Chief Executive Officer.

2.            Books and Records.   The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any committee when exercising any of the powers of the Board of Directors.  The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.

3.            Reliance upon Books, Reports and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer and agent of the Corporation shall, in the performance of his or her duties, in addition to any protections conferred upon him or her by law, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member, officer or agent reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

4.            Fiscal Year.  The fiscal year of the Corporation shall be as fixed by the Board of Directors.

5.            Time Periods.  In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

6.            Contracts and Agreements.  To the extent permitted by applicable law, and except as otherwise prescribed by the Articles of Incorporation or these Bylaws, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation.  Such authority may be general or confined to specific instances.  A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

ARTICLE VII - AMENDMENTS

These Second Amended and Restated Bylaws amend and restate those certain Amended and Restated Bylaws of the Corporation dated October 29, 2013.  These Bylaws may be adopted, amended or repealed as provided in the Articles of Incorporation of the Corporation.

The Undersigned hereby certifies that these Bylaws have been adopted by a majority or more of the Directors of First Connecticut Bancorp, Inc. this 23rd day of February, 2016.

Jennifer H. Daukas, Corporate Secretary